UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
Filed by the Registrant  ☒                 Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
EMC Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

_______________________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:

_______________________________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:
_______________________________________________________________________________________________

(5)	Total fee paid:
_______________________________________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

_______________________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:

_______________________________________________________________________________________________

(3)	Filing Party:

_______________________________________________________________________________________________

(4)	Date Filed:

_______________________________________________________________________________________________

The following letter was mailed to EMC Corporation shareholders on or about April 11, 2014:

YOUR VOTE IS IMPORTANT - PLEASE VOTE YOUR SHARES TODAY!
Fellow Shareholders,

EMC’s Annual Meeting will take place on April 30, 2014. As the Independent Lead Director of EMC’s Board of Directors, I am writing to ask for your support by voting in accordance with the recommendations of your Board on all proposals. Specifically, your Board recommends you vote:

•	“FOR” the election of all director nominees,

•	“FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors,

•	“FOR” advisory approval of our executive compensation, and

•	“AGAINST” each shareholder proposal.

Specifically, regarding shareholder Proposal 4, which seeks to require that the Board appoint an independent Chairman, the Board strongly believes this proposal is not in the best interests of shareholders or the Company. There are several reasons your Board and I recommend that you vote “AGAINST” this proposal, namely:

•
Given EMC’s unique federation operating model, we believe having a combined Chairman and CEO is currently the most appropriate structure. Having a single, experienced and knowledgeable leader to serve as the key link between the Board and management and to align the strategies across the federation businesses, is critical to our success.

•
The Board reviews EMC’s leadership structure on an annual basis and determines what makes the most sense for the Company at any given time. The flexibility to tailor our leadership structure based on the Company’s needs and our assessment of the leadership team is important.

•
Nine of the 11 director nominees for EMC’s Board are independent and they have given me significant responsibilities as the independent Lead Director. Together, we believe we provide proper and effective oversight of the Company’s management and affairs.

More information on why Proposal 4 is not in your or the Company’s best interest can be found on page 25 of EMC’s Proxy Statement available at http://www.emc.com/collateral/about/investor-relations/2014-definitive-proxy.pdf.

If you have already voted, thank you for your prompt response. For your convenience, a duplicate proxy card/voting instruction form and return envelope are enclosed. In the event two proxy cards/voting instruction forms relating to the same shares are received from you, the one with the latest date will be counted.

Your vote is important. Thank you for your continued support of EMC.

Sincerely,
DAVID N. STROHM
Independent Lead Director